Exhibit 10.3

                          [CAPSTONE CAPITAL LETTERHEAD]



             April 25, 1996


             Mr. Paul Jawin
             Grand Court Lifestyles, Inc.
             2650 North Military Trail
             Suite 350
             Boca Raton, FL 33491

             Dear Paul:

             Attached is the final term sheet reflecting Capstone Capital Corporation's ("CCT") and Grand Court Lifestyles' ("GCL") intent to enter into a $39,000,000 commitment for the development, financing and leasing of four assisted living facilities.

             If you are in agreement with the provisions contained therein, kindly indicate your agreement in the space provided below and send the executed letter back to me via fax. Upon receipt of your agreement, I will instruct our counsel to proceed with the preparation of closing documents.

             Neither CCT nor GCL shall have any commitment to consummate the transaction contemplated hereby until a formal Master Development Agreement specifying each party s commitment has been executed by the parties. Such Master Development Agreement will contain exhibits specifying the form of Lease and Development Agreement to be utilized for each development. However, GCL does agree to reimburse CCT for any reasonable out-of-pocket expenses related to the preparation of the closing documents should the commitment contemplated by the attached term sheet not close by June 30, 1996.

             Sincerely,

             /s/ John W. McRoberts

             John W. McRoberts

             JWM/akl

                                   Agreed to this 2nd day of May, 1996

                                   GRAND COURT LIFESTYLES, INC.


                                   By: /s/ John Luciani
                                      ---------------------------------


                                   Its:  President
                                         ------------------------------

                          TERM SHEET FOR THE DEVELOPMENT AND
                        LEASING OF ASSISTED LIVING FACILITIES



             Owner/Lessor:           Capstone Capital Corporation ("CCT")

             Developer/Lessee:       Grand Court Lifestyles, Inc. ("GCL")

             Projects:               Up to 4 assisted living residences
                                     ( ALR ) each consisting of up to
                                     150 units for a total cost not to
                                     exceed $39,000,000 ("Commitment
                                     Total").

             Project Development:    After approval by CCT of the
                                     proposed development of a specific
                                     ALR (site, design, budget, etc.)
                                     (the "Approved Development Plan")
                                     CCT will acquire the specified land
                                     and will contemporaneously enter
                                     into (1) a Development Agreement
                                     with GCL to develop the ALR
                                     according to the Approved
                                     Development Plan, and (2) a Lease
                                     Agreement with GCL for the
                                     completed project.  The Approved
                                     Development Plan may include a 5%
                                     contingency factor, a 5%
                                     development fee, marketing and
                                     lease-up carry of up to $450,000.

             Commitment Cancellation: At the end of twenty-four months, if there exists an unfunded amount
                                     of the Commitment Total and such
                                     amount is not necessary for the
                                     completion of an ALR under an
                                     Approved Development Plan, such
                                     unfunded amount will be deemed
                                     canceled and GCL will pay a
                                     Commitment Cancellation Fee equal
                                     to 1% of such unfunded amount in
                                     excess of $2,000,000.  Additionally,
                                     if at any time within twenty-four
                                     months from the Commitment Date,
                                     GCL elects to terminate or cancel
                                     all or any portion of the Commitment
                                     Agreement, GCL will pay a Commitment
                                     Cancellation Fee equal to 1% of such
                                     unfunded portion of Commitment Total.

             Terms of Development Agreement
             ------------------------------

             Closing Fee:            1% of the development cost pursuant
                                     to the Approved Development Plan of
                                     each ALR payable at the date of
                                     execution of each Development
                                     Agreement.

             Construction
             Commencement:           Within thirty days after land
                                     acquisition

             Construction
             Completion:             Within twelve months of
                                     Commencement

             Completion Guaranty:    GCL

             Financing:              CCT to provide construction
                                     financing to GCL for 100% of
                                     development cost pursuant to the
                                     Approved Development Plan at a rate
                                     equal to Prime + 1% on funds
                                     advanced.

             Inspection Fee:         Developer will pay up to $1,000 per
                                     month to reimburse CCT's inspecting
                                     architect during the construction
                                     period.


             Terms of Lease Agreement
             ------------------------

             Commencement:           Upon completion of the facility
                                     pursuant to the Development
                                     Agreement.

             Initial Term:           Up to fifteen years.  All leases
                                     will expire on the same date.

             Optional Renewal
             Periods: Three separate five year periods (total of fifteen years). However, no lease may be extended unless all leases are extended.

             Initial Lease Rate:     350 basis points in excess of the
                                     ten year Treasury bill yield;
                                     however, in no event less than
                                     9.75%.

             Annual Lease Adjustment: Annual increase equal to 3% of the previous year s base rent.

             Lease Covenants:        After a twenty-one month
                                     stabilization period, rent coverage
                                     (EBITDAR for the latest three
                                     months, annualized divided by rent
                                     due for the next twelve months) equal
                                     to or greater than 1.25x.

             Cross Defaults:         Leases for ALRs developed under
                                     this Commitment will be cross-
                                     defaulted.

             Lease Guaranty:         All lease obligations to be
                                     guaranteed by GCL.   GCL agrees to
                                     maintain a net worth of at least
                                     $35,000,000.

             First Right of Refusal: Granted to GCL.

             Option to Purchase:     Granted to GCL after the fourth
                                     year at a price equal to the
                                     greater of (i) an amount equal to
                                     (a) the original development cost
                                     plus (b) any improvements/additions
                                     paid for by CCT plus (c) a lease
                                     cancellation fee equal to twenty
                                     percent of the sum of (a) and (b).
                                     Such lease cancellation fee
                                     multiplier shall decline by two
                                     percentage points each year of the
                                     lease after the fifth year.
                                     However, in no event shall the
                                     lease cancellation fee multiplier
                                     be less than ten percent., or (ii)
                                     the replacement cost of the
                                     facility as determined by an
                                     independent MAI appraisal.
                                     Replacement cost will include a
                                     development fee of at least 5% and
                                     a marketing and lease-up carry
                                     equal to that used in the original
                                     development of the facility.

             Triple Net:             Lessee is responsible for all
                                     maintenance, upkeep, insurance,
                                     taxes, etc. with respect to each
                                     facility.

             Capital Replacement
             Reserve:                Lessor will fund a Capital
                                     Replacement Reserve Account equal
                                     to $75 per unit per year and
                                     increasing $25 per unit per year up
                                     to a maximum annual funding of $250
                                     per unit per year.

             Inspection Fee:         Lessor to reimburse CCT up to
                                     $15,000 per facility during the
                                     initial term of lease agreement.

             Cost of Transaction:    All costs of entering into this
                                     Commitment plus all cost associated
                                     with each individual development
                                     including, but not limited to, CCT
                                     and GCL attorneys  fees, title
                                     insurance, surveys and environmental
                                     reports, shall be paid by GCL.

             Conditions Precedent:   Approval by CCT's Board of
                                     Directors.